EXHIBIT 5.1
KEGLER, BROWN, HILL & RITTER CO., L.P.A.
65 E. State Street, Suite 1800,
Columbus, Ohio 43215
(614) 462-5400
March 1, 2006
Metretek Technologies, Inc.
303 East 17th Street, Suite 660
Denver, Colorado 80203
Re: Registration Statement on Form S-3
Gentlemen:
     We have acted as counsel to Metretek Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of 833,650 shares of the Company’s common stock, par value $.01 per share (“Shares”), which Shares were previously issued by the Company in a private placement transaction to, and are to be offered and sold by, the “Selling Stockholders” identified as such in the prospectus included in the Registration Statement.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the specimen certificates evidencing the Shares, (v) a specimen certificate evidencing the Shares, (vi) resolutions adopted by the Board of Directors of the Company relating to, among other things, the authorization and issuance of the Shares and the registration of the resale thereof, and (vii) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.
     In our examination of the documents referred to above, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.
     Based upon and subject to the foregoing and the further assumptions, qualifications and limitations set forth below, we are of the opinion that Shares have been duly authorized and validly issued and are fully paid and nonassessable.
     In rendering the opinion above, we have assumed that (i) the certificates representing the Shares will conform to the specimen thereof examined by us and will be will be countersigned by a duly authorized officer of the transfer agent for the Shares and duly registered by the registrar for the Shares in the stock record books of the Company, (ii) no changes occur in the applicable law or pertinent facts, and (iii) all offers and sales of the Shares will be made in compliance with the securities laws of the states in which such offers and sales are made.

X-2

     We are attorneys admitted to practice law in the State of Ohio. This opinion is limited to, and we express no opinion concerning, the laws of any jurisdiction, other than the Federal laws of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware, as in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be furnished to or relied upon by any other person or entity for any purpose or assigned, quoted or otherwise used without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters relating to the Company, the Shares or otherwise.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the and the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

X-3